REINSTATEMENT OF AND
AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE

THIS REINSTATEMENT OF AND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made effective as of October 7, 2016, by and between RRE CAPE COD HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and WESTMOUNT REALTY CAPITAL, LLC, a Texas limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale dated August 22, 2016 (the “Agreement”) for the purchase and sale of Cape Cod Apartments located in San Antonio, Texas, which property is further described in the Agreement; and
WHEREAS, the Agreement was terminated by Buyer on September 16, 2016 in accordance with the terms of the Agreement; and
WHEREAS, the parties desire to reinstate and amend the Agreement pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

AGREEMENT

1.The Agreement is hereby reinstated as modified hereby. Buyer and Seller hereby agree that, notwithstanding anything contained in the Agreement to the contrary, Buyer shall wire directly to Seller the additional deposit in the amount of $325,000 in immediately available funds (as contemplated by Section 2(b) of the Agreement, though modified hereby insofar as such additional deposit being paid directly to Seller) no later than 5:00 p.m. (Eastern) on Monday, October 10, 2016, pursuant to the wiring instructions for Seller’s account attached hereto as Exhibit “A” (and, to the extent Closing is completed under the Agreement, as amended hereby, such additional deposit shall be credited against the Purchase Price (as amended hereby)).

2.Buyer and Seller hereby agree that, notwithstanding anything contained in the Agreement to the contrary, the Initial Deposit of $175,000.00, which has remained held by Escrow Holder following Buyer’s termination of the Agreement, shall be immediately paid by Escrow Holder to Seller upon the execution of this Amendment by Buyer and Seller, pursuant to the wiring instructions for Seller’s account attached hereto as Exhibit “A” (and, to the extent Closing is completed under the Agreement, as amended hereby, the Initial Deposit shall be credited against the Purchase Price (as amended hereby)).

3.Buyer and Seller hereby agree that the “Purchase Price” for the Property as defined in Section 2 of the Agreement is amended to be in the amount of FIFTEEN MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($15,700,000.00).

4.Buyer and Seller hereby agree that Section 4 of the Agreement [Closing] is deleted in its entirety and replaced with the following language:
“Closing. The consummation of the purchase and sale of the Property (the “Closing”) shall take place on or before November 21, 2016 or at such earlier date as mutually agreed to in writing by the parties (the “Closing Date”). The Closing shall be conducted through an escrow with the Escrow Holder, with escrow fees to be paid equally by Seller and Buyer. IT IS AGREED THAT TIME IS OF THE ESSENCE OF THIS AGREEMENT.”
5.Buyer hereby (i) waives and removes any and all Buyer contingencies contained in the Agreement; (ii) acknowledges and agrees that the Title, Survey, ESA Period and Buyer’s right to terminate the Agreement under Section 3(e) has expired; (iii) acknowledges and agrees that the Inspection Period and Buyer’s rights to terminate the Agreement under Sections 5(d) and 6(b) have expired; and (iv) shall conclusively be deemed to have (A) completed all Buyer investigations and review of reports and other applicable information and disclosures and (B) elected to proceed with the transaction.
6.This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

7.The parties hereby ratify and affirm all other provisions of the Agreement and agree that the Agreement, as amended by this Amendment, remains in full force and effect. This Amendment and the Agreement constitute the entire agreement between the parties hereto and supersedes all discussions, understanding, agreement and negotiations between the parties hereto.

8.In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.

9.This Amendment may be executed in two or more counterpart copies, all of which shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment. Facsimile or other electronic transmission (e.g., in PDF format) of any executed original of this Amendment shall be the same as the delivery of an original.

10.This Amendment shall be governed by and construed under the laws of the State of Texas.
11.Capitalized terms in this Amendment shall have the same meaning as set forth in the Agreement, unless otherwise modified hereby. All references in the Agreement to the Agreement shall be references to such document as modified hereby.

[signatures appear on the following page]
IN WITNESS WHEREOF, the parties hereto have executed this Reinstatement and Amendment to Agreement of Purchase and Sale as of the date first above mentioned.

SELLER:

RRE CAPE COD HOLDINGS, LLC, a Delaware limited liability company

By:	RCP Cape Cod Manager, LLC, a Delaware limited liability company, its manager

By: _______________________________
Name:
Title:

BUYER:

WESTMOUNT REALTY CAPITAL, LLC, a Texas limited liability company

By: _______________________________
Name: Stephen H. Kanoff
Title: Manager

EXHIBIT “A”

SELLER’S WIRING INSTRUCTIONS

BANK NAME:        TD Bank, N.A.
Philadelphia, PA
ACCOUNT NAME:        RESOURCE REAL ESTATE INVESTORS 7, L.P.
ABA NUMBER:        036 001 808
ACCOUNT #:            36 650020 5

LW:1049316.2